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                                                                    Exhibit 99.5

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Amendment No. 2 to the Registration Statement on Form S-4 of North Fork Bancorporation, Inc. of our report dated January 21, 2004, except for Note 23 for which the date is February 16, 2004, relating to the financial statements of GreenPoint Financial Corp., which appears in the GreenPoint Financial Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

New York, New York
July 26, 2004